SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                    Providian National Bank on behalf of the
                      Providian Master Trust, formerly the
                           First Deposit Master Trust
              -----------------------------------------------------
               (Exact name of registrant as specified in charter)


    United States of America                     02-0118519
----------------------------------            -----------------
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)

           295 Main Street
         Tilton, New Hampshire                          03276
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(Address of principal executive offices)              (Zip code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:

                           None.

     Securities to be registered pursuant to Section 12(g) of the Act:

     $500,000,000 Floating Rate Class A Asset Backed Certificates, Series 1999-1, with an expected final payment date of June 15, 2004.

     $65,705,000 6.80% Class B Asset Backed Certificates, Series 1999-1, with an expected final payment date of August 16, 2004.

     $500,000,000 6.60% Class A Asset Backed Certificates, Series 1999-2, with an expected final payment date of September 16, 2002.

     $56,250,000 Floating Rate Class B Asset Backed Certificates, Series 1999-2, with an expected final payment date of November 15, 2002.


Item 1. Description of Registrant's Securities to be Registered.

     For a description of the $500,000,000 Floating Rate Class A Asset Backed Certificates, Series 1999-1 and the $65,705,000 6.80% Class B Asset Backed Certificates, Series 1999-1, reference is hereby made to the description of such Certificates contained in the Prospectus and Prospectus Supplement filed by the registrant pursuant to Rule 424(b) under the Securities Act and incorporated herein by reference to the registrant's Registration Statement on Form S-3 (File Number 333-55817). (See in particular "Description of Certificates" in the Prospectus and "Series Provisions" in the Prospectus Supplement).

     For a description of the $500,000,000 6.60% Class A Asset Backed Certificates, Series 1999-2 and the $56,250,000 Floating Rate Class B Asset Backed Certificates, Series 1999-2, reference is hereby made to the description of such Certificates contained in the Prospectus and Prospectus Supplement filed by the registrant pursuant to Rule 424(b) under the Securities Act and incorporated herein by reference to the registrant's Registration Statement on Form S-3 (File Number 333-55817). (See in particular "Description of Certificates" in the Prospectus and "Series Provisions" in the Prospectus Supplement).

Item 2. Exhibits.

     4.1 Form of Floating Rate Class A Asset Backed Certificate, Series 1999-1 (included within Exhibit 4.13).

     4.2 Form of 6.80% Class B Asset Backed Certificate, Series 1999-1 (included within Exhibit 4.13).

     4.3 Form of 6.60% Class A Asset Backed Certificate, Series 1999-2 (included within Exhibit 4.14).

     4.4 Form of Floating Rate Class B Asset Backed Certificate, Series 1999-2 (included within Exhibit 4.14).

     4.5 Pooling and Servicing Agreement dated as of June 1, 1993 (incorporated by reference to Exhibit 4.1 to the issuer's Registration Statement on Form S-3 File Number 33-84844).

     4.6 Amendment No. 1 dated as of August 1, 1994 to the Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.3 to the issuer's Registration Statement on Form S-3 File Number 33-84844).

     4.7 Amendment No. 2 dated as of June 1, 1995 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on July 24, 1995).

     4.8 Amendment No. 3 dated as of March 1, 1997 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on March 17, 1997).

     4.9 Amendment No. 4 dated as of June 1, 1998 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's Amendment No. 1 to Form S-3 filed on July 17, 1998).

     4.10 Amendment No. 5 dated as of August 1, 1998 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on September 8, 1998).

     4.11 Amendment No. 6 dated as of February 1, 2000 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on March 20, 2000).

     4.12 Supplemental Agreement No. 1 dated as of January 1, 1998 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on January 9, 1998).

     4.13 Form of Series 1999-1 Supplement (incorporated by reference to the issuer's report on Form 8-K filed on November 3, 1999).

     4.14 Form of Series 1999-2 Supplement (incorporated by reference to the issuer's report on Form 8-K filed on November 3, 1999).


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Date: March 22, 2000


                                           PROVIDIAN MASTER TRUST

                                           By: PROVIDIAN NATIONAL BANK, Servicer


                                           By: /s/ Gwinneth C. Berexa
                                               --------------------------
                                               Gwinneth C. Berexa
                                               Vice President